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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

SureWest Communications

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

SUREWEST COMMUNICATIONS
200 Vernon Street
Roseville, California 95678
Dear Shareholders:
      You are cordially invited to attend the Annual Meeting of Shareholders of SureWest Communications to be held at the Company’s facility at 8150 Industrial Avenue, Building A, Roseville, California, on Tuesday, May 9, 2006 at 10:00 a.m.
      As we do at each annual meeting of our shareholders, officers will present reports on the various activities of SureWest Communications and its subsidiaries, and about our financial performance. At the meeting, you will be deciding who will serve as the Company’s directors until the next annual meeting. The Board of Directors recommends that you vote your shares in favor of the election of directors identified as nominees in the Proxy Statement. Shareholders may vote one of three ways:

•	By Mail: Fill in, date and mail your proxy card.

•	By Telephone: Call 1-866-894-0537.

•	By Internet: Go to www.continentalstock.com to vote on the internet
      Your vote is important, and whether or not you plan to attend the meeting, I hope you will vote as soon as possible.
      We encourage you to help us save costs by looking carefully at page 2 of the Proxy Statement on which we describe the process by which we can reduce the number of copies of proxy materials sent to the same address.
      Thank you for your continued support.

Sincerely yours,

KIRK C. DOYLE
Chairman of the Board

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
SECURITY OWNERSHIP OF MANAGEMENT
BENEFICIAL OWNERSHIP TABLE
REPORT OF THE COMPENSATION COMMITTEE
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PERFORMANCE GRAPH
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
COST OF SOLICITATION
OTHER MATTERS
SUBMISSION OF SHAREHOLDER PROPOSALS
Appendix A

SUREWEST COMMUNICATIONS

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To The Shareholders:
      The Annual Meeting of Shareholders of SureWest Communications (hereinafter called the Company) will be held at the Company’s facility at 8150 Industrial Avenue, Building A, Roseville, California, on Tuesday, May 9, 2006 at 10:00 a.m., for the following purposes:
      1. To elect a Board of seven (7) Directors; and
      2. To transact such other business as may properly come before the meeting.
      Only shareholders of record on the books of the Company as of 5:00 p.m., March 21, 2006 will be entitled to vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

DARLA J. YETTER
Secretary
SHAREHOLDERS WHO CANNOT ATTEND IN PERSON ARE REQUESTED TO VOTE
AS PROMPTLY AS POSSIBLE. YOU MAY VOTE OVER THE INTERNET, AS WELL
AS BY TELEPHONE OR BY MAILING THE ENCLOSED PROXY CARD.
Roseville, California,
March 28, 2006.

SUREWEST COMMUNICATIONS
200 Vernon Street
Roseville, California 95678
March 28, 2006

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of SureWest Communications (hereinafter called the Company) to be used at the Annual Meeting of Shareholders on May 9, 2006, or any adjournment thereof, for the purposes set forth in the foregoing notice. Any shareholder may revoke his or her proxy at any time prior to its use by written communication to the Secretary of the Company or by attendance at the Annual Meeting and voting in person.
      The approximate date of mailing to shareholders of the Notice of Annual Meeting and this Proxy Statement is March 28, 2006.
VOTING RIGHTS
Voting
      The Company has only one class of voting security, its Common Stock, entitled to one vote per share and, as explained below, to cumulative voting in the election of Directors. Only shareholders of record at 5:00 p.m. on March 21, 2006, will be entitled to vote at the Annual Meeting. As of the close of business on March 1, 2006, there were 14,630,656 shares of the Company’s Common Stock outstanding.
      The following table sets forth information concerning the beneficial ownership of Common Stock for any person or group of persons, we know of, as of December 31, 2005, that beneficially owned more than 5% of our Common Stock. The information below is based upon public filings made with the Securities and Exchange Commission. These filings contain information as of December 31, 2005, and may not reflect current holdings of the Company’s Common Stock.

	Amount and Nature of		Percent
Name and Address of Beneficial Owner	Beneficial Ownership		of Class

Vanguard Fiduciary Trust Company	879,953	(1)	6.0%
500 Admiral Nelson Boulevard
Malvern, PA 19355
Dimensional Fund Advisors Inc.	816,811	(2)	5.6%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

(1)	Shares held in trust for the benefit of participants in the SureWest KSOP, for which Vanguard Fiduciary Trust Company is a trustee. All of the shares of Common Stock had been allocated to plan participants. The plan trustee votes shares allocated to participant accounts as directed by participants, and shares investment power in accordance with the terms of the plan.

(2)	This information as to beneficial ownership is based on a Schedule 13G filed by Dimensional Fund Advisors Inc. (“Dimensional”) on February 6, 2006. The Schedule 13G provides that Dimensional has sole voting and investment power with respect to the shares of Common Stock. These securities are owned by investment companies, trusts and accounts (collectively “Funds”) for which Dimensional serves as investment adviser or manager. Dimensional disclaims beneficial ownership of the Common Stock owned by the Funds.
      Shares cannot be voted at the meeting unless the owner is present or represented by proxy. Because abstentions with respect to any matter are treated as shares present or represented and entitled to vote for the purposes of determining whether that matter has been approved by the shareholders, abstentions have the same effect as negative votes. Broker non-votes and shares as to which proxy authority has been withheld with respect to any matter are not deemed to be present or represented for purposes of determining whether shareholder approval of that matter has been obtained.
      In voting for Directors, each shareholder is entitled to vote his shares for as many persons as there may be Directors to be elected, to accumulate his votes and give one nominee votes equal to the number of Directors multiplied by the number of shares of stock owned by him or to distribute his votes upon the same principle among as many nominees as he thinks fit. The seven candidates for election as Directors at the Annual Meeting of Shareholders who receive the highest number of affirmative votes will be elected. The approval of any other matters submitted for shareholder approval at the Annual Meeting will require the affirmative vote of a majority of the shares of the Company present or represented and entitled to vote at the meeting.
Voting Electronically via the Internet or by Telephone
      Shareholders whose shares are registered directly with Continental Stock Transfer & Trust Company (“Continental”) may vote either via the Internet or by calling Continental. Specific instructions to be followed by any registered shareholder interested in voting via Internet or by telephone are set forth on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate the shareholder’s identity and to allow shareholders to vote their shares and confirm that their instructions have been properly recorded. Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder.
      If your shares are held in “street name” and are registered in the name of a brokerage firm or nominee, you may be able to vote your shares electronically over the Internet or by telephone. A large number of brokerage firms and nominees are participating in the ADP Investor Communication Services online program. This program provides eligible shareholders the opportunity to vote via the Internet or by telephone. If your brokerage firm or nominee is participating in ADP’s program, your voting form will provide instructions. If your voting form does not reference Internet or telephone information, please complete and return the paper proxy card in the self-addressed, postage paid envelope provided. Votes submitted via the Internet must be received by 6:59 p.m. Eastern Time on May 8, 2006.
Ways to Reduce the Number of Copies of Our Proxy Materials You Receive
      Under rules adopted by the Securities and Exchange Commission, the Company is permitted to deliver a single copy of the Proxy Statement and Annual Report to shareholders sharing the same address. This process, called householding, allows for the reduction of the number of copies of these materials printed and mailed and helps us save costs.
      If you share the same last name and address with other Company shareholders and would like to start or stop householding for your account, you can call (916) 786-1831 or write to us at P.O. Box 969, Roseville, California 95661, Attn: Investor Relations, including your name, the name of your broker or other holder of record and your account numbers. If you consent to householding, your election will remain in effect until you revoke it. If you revoke your consent, you will be sent separate copies of documents mailed at least 30 days after receipt of your revocation.
Electronic Access to Proxy Materials and Annual Reports
      This Proxy Statement and the Company’s 2005 Annual Report are available on the Company’s website at http://www.surw.com/ir/financials/annual reports.php. Please note that the information on our website is not incorporated by reference in this Proxy Statement.

ELECTION OF DIRECTORS
      The following persons are nominees for Director to serve until the next Annual Meeting of Shareholders and until their successors shall have been elected and shall qualify. The nominees constitute seven of the current members of the Board of Directors. Brian H. Strom, currently a member of the Board of Directors and until December 31, 2005, the President and Chief Executive Officer of the Company, will retire from the Board at the Annual Meeting of Shareholders on May 9, 2006. Six of the nominees were elected at the last Annual Meeting of Shareholders of the Company. Robert D. Kittredge was appointed to the Board of Directors on November 29, 2005. The Board has determined that all of the nominees other than Messrs. Doyle and Oldham are “independent” for purposes of the listing standards of the National Association of Securities Dealers (“NASD”). The information below is provided as of March 1, 2006.
      Shares represented by the proxy will be voted and the proxies will vote for the election of all the nominees to the Board of Directors, except to the extent that authority to vote for particular nominees has been withheld. If any person is unable or unwilling to serve as a nominee for the office of Director at the date of the Annual Meeting, or any adjournment thereof, the proxies will vote for such substitute nominee as shall be designated by the proxies. Management has no reason to believe that any of the nominees will be unable to serve if elected a Director.
      Our Board of Directors recommends a vote FOR the election to the Board of each of the following nominees:

		Principal Occupation and Business Experience for	Director
Name	Age	Past Five Years	Since

Kirk C. Doyle	52	Chairman of the Board of Directors of the Company (since 2003); Secretary of the Company (from 2002 to 2003); Realtor (since 1982), Kirk Doyle Realty, Roseville, California.	2000
Steven C. Oldham	55	President and Chief Executive Officer of the Company (since January 1, 2006); Senior Advisor (from 2002 to 2005), The Brattle Group, San Francisco, California; Senior Vice President — Energy Services (from 2001 to 2002), Senior Vice President — Strategic Planning (from 1999 to 2001), Vice President — Treasurer (from 1994 to 1999), Sierra Pacific Resources, Reno, Nevada.	2004
John R. Roberts III	54	Executive Director (since 1999), The Natomas Basin Conservancy, Sacramento, California.	1993
Timothy D. Taron	55	Partner (since 1981), Hefner, Stark & Marois, LLP (Attorneys-at-Law), Sacramento, California.	2000
Guy R. Gibson	53	Partner (since 1981), Gibson & Gibson, Inc. (Attorneys-at-Law), Roseville, California.	2003
Roger J. Valine	57	Chief Executive Officer (since February 1, 2006) and President and Chief Executive Officer (from 1992 to 2006), Vision Service Plan, Sacramento, California.	2004
Robert D. Kittredge	59	Partner, Retired (service from 1969 to 2004), PricewaterhouseCoopers (Managing Partner of Sacramento, California office from 1989 to 2004).	2005

Directors’ Meetings, Committees and Fees
      During 2005, the Board of Directors held ten meetings. Each Director attended at least 75 percent of the Board meetings and meetings of the committees of which he is a member. Executive sessions of independent directors are held at least four times each year. The sessions are scheduled and chaired by the Chairman of the Nominating and Governance Committee.
      The Company has a Compensation Committee composed of Messrs. Roberts, Taron and Gibson, each of whom meets the independence requirements of the listing standards of the NASD. Mr. Roberts is the Chairman. The functions of the Compensation Committee include development of compensation strategy and review of the compensation and performance of officers of the Company, review and approval of criteria for the granting of bonuses, and administration of the Company’s stock-based benefit plans and other officer and director compensation arrangements. The Compensation Committee met ten times during 2005.
      The Company has an Audit Committee composed of Messrs. Kittredge, Roberts and Valine, each of whom meets the independence and financial literacy rules requirements of the listing standards of NASD. Mr. Kittredge, who currently serves as Chairman of the Audit Committee has been determined by the Board of Directors to be qualified as an independent “audit committee financial expert” under the rules adopted by the Securities and Exchange Commission pursuant to requirements of the Sarbanes-Oxley Act. Mr. Oldham served as a member and Chairman of the Audit Committee until his election as President and Chief Executive Officer of the Company in December 2005, and was determined by the Board of Directors to be an audit committee financial expert during his service. Mr. Kittredge joined the Audit Committee in December 2005, and became Chairman in March 2006. Mr. Roberts served as Chairman from December 2005 until Mr. Kittredge became Chairman.
      The Audit Committee is responsible for oversight of the Company’s financial accounting and reporting process, system of internal controls, audit process, and process for monitoring compliance with laws and regulations. The principal functions of the Audit Committee are to (i) appoint and engage the independent registered public accounting firm, (ii) review the scope of the audit and the audit procedure and non-audit services to be utilized and related fees, (iii) review with the independent registered public accounting firm and internal auditors the effectiveness of accounting and financial controls, and the adequacy of internal controls over financial reporting (iv) discuss with the independent registered public accounting firm the results of their audit and review the Company’s financial statements to be presented to shareholders to determine that the independent registered public accounting firm is satisfied with the disclosure and content of the financial statements, and (v) review independent registered public accounting firm independence issues and the adequacy of the Audit Committee Charter. A copy of the Audit Committee Charter is attached as Appendix A, and is also available on the Company’s website at http://www.surw.com/ir/corpgov/acc.php. The Audit Committee met eight times during 2005.
      The Company has a Nominating and Governance Committee composed of Messrs. Taron, Gibson and Valine, each of whom meets the independence requirements of the listing standards of the NASD. Mr. Taron is the Chairman. The purpose of the Nominating Committee is to (i) develop policies relating to the size and composition of the Board of Directors, (ii) review and make recommendations regarding succession planning for senior management positions, (iii) recommend a slate of nominees to the Board of Directors, and (iv) review and make periodic recommendations concerning the Company’s corporate governance policy. The Nominating and Governance Committee will consider recommendations for nominees for directorship submitted by shareholders as described below. The Nominating and Governance Committee met five times during 2005.
      All Directors, other than Kirk C. Doyle and Brian H. Strom, were compensated by a fee of $1,250 per month and $1,000 for each Board meeting they attended in 2005. Directors also receive $500 for each Committee meeting they attend ($1,000 if the meeting is on a day different than a Directors’ meeting). Beginning in 2006, the Board or Committee meeting fee is reduced to $500 if the Director participates by telephone. Committee Chairmen also received a fee of $5,000 annually, with the exception of the Audit Committee Chairman, for whom the annual retainer is $10,000. Mr. Doyle received compensation as Chairman in the amount of $7,590 per month through November 2005, increased to $7,835 per month beginning in December 2005. Mr. Strom’s compensation is discussed below in the Summary Compensation Table.
      The non-employee Directors of the Company are entitled to participate in the SureWest Communications 2000 Equity Incentive Plan (the “2000 Plan”). Pursuant to the 2000 Plan, prior to 2004 options to purchase 1,250 shares of Common Stock were automatically granted to each non-employee Director upon the conclusion of each regular annual meeting of the Company’s shareholders. The Board of Directors in 2004 amended the 2000 Plan by eliminating the automatic option grant. Non-employee Directors are also eligible to receive other grants under the 2000 Plan, and in 2005 Messrs. Gibson, Oldham, Roberts and Taron received awards of 800 vested stock units, and Mr. Kittredge received an award of 2,000 stock units (vesting 25% per year over a four-year vesting period). The Company modified its policy in 2006 to provide that continuing Board members will receive 1,000 vested stock units annually, likely effective on the date of the Annual Meeting of Shareholders. Each vested stock unit described above is convertible into one share of Company common stock upon the recipient’s cessation of service as a Director of the Company.
CORPORATE GOVERNANCE
Contacting the Board of Directors
      Any shareholder who desires to contact the Board of Directors may do so electronically by sending an email to the following address: surewestboard@surewest.com. Alternatively, a shareholder can contact the Board by writing to: Board of Directors, SureWest Communications, P.O. Box 969, Roseville, California 95661. Communications received electronically or in writing are distributed to the members of the Board as appropriate depending on the facts and circumstances outlined in the communication received. For example, if any complaints regarding accounting, internal accounting controls and auditing matters are received, then they will be forwarded by the Secretary to the Chairman of the Audit Committee for review.
Director Nomination Process
      All Board members are elected annually by the Company’s shareholders, except for Board action to fill vacancies. The Nominating and Governance Committee is responsible for recommending to the Board director candidates for nomination and election. Nominees for the Board should be committed to enhancing long-term shareholder value and must possess a high level of personal and professional ethics, sound business judgment and integrity. The Board’s policy is to encourage selection of directors who will contribute to the Company’s overall corporate goals: responsibility to its shareholders, technology leadership, effective execution, high customer satisfaction and superior employee working environment.
      The Nominating and Governance Committee may from time to time review the appropriate skills and characteristics required of Board members, including such factors as business experience, diversity, and personal skills in technology, finance, marketing, financial reporting and other areas expected to contribute to an effective Board. In evaluating potential candidates for the Board, the Nominating and Governance Committee considers these factors in the light of the specific needs of the Board at that time, in the context of Board composition and Company circumstances. The Nominating and Governance Committee will consider candidates recommended by shareholders applying the criteria described above, provided that the recommending shareholder submits in writing the candidate’s name and qualifications for service as a Board member, a document signed by the candidate indicating the candidate’s willingness to serve, if elected, and evidence of the shareholder’s ownership of Company stock. Written communications should be sent to the Nominating and Governance Committee, c/o Corporate Secretary, SureWest Communications, P.O. Box 969, Roseville, California 95661.
Director Attendance at Annual Meetings
      The Company schedules a Board meeting in conjunction with its annual meeting and expects that its Directors will attend, absent a valid reason, such as a schedule conflict. Last year, all seven of the individuals then serving as Directors attended the annual meeting.

Code of Conduct
      The Company has adopted a Code of Ethics and Business Conduct, which is designed to help Directors and employees resolve ethical issues in an increasingly complex business environment. The Code of Ethics and Business Conduct applies to all Directors and employees, including the Chief Executive Officer, the Chief Financial Officer, the Controller and any other employee with any responsibility for the preparation and filing of documents with the Securities and Exchange Commission. The Code of Ethics and Business Conduct covers topics including, but not limited to, conflicts of interest, confidentiality of information, and compliance with laws and regulations. A copy of the Code of Ethics and Business Conduct is available at the Company’s corporate governance website located at http://www.surw.com/ir/corpgov/ Code of Ethics Business Conduct.php. The Company may post amendments to or waivers of the provisions of the Code of Ethics and Business Conduct, if any, made with respect to any of our Directors and executive officers on that website. Please note, however, that the information contained on the website is not incorporated by reference in, or considered to be a part of, this document.
Corporate Governance Documents
      The Company’s website address is www.surewest.com, and the following corporate governance documents are posted on the website (also accessible at www.surw.com):

Audit Committee Charter
Compensation Committee Charter
Nominating and Governance Committee Charter
Corporate Governance Guidelines
Code of Ethics and Business Conduct
      The documents above are available in print upon request. Please direct your request for a copy of any document to Investor Relations, SureWest Communications, P.O. Box 969, Roseville, California 95661. None of the information contained on the website is incorporated by reference in, or considered to be a part of, this document.

SECURITY OWNERSHIP OF MANAGEMENT
      The following table contains information as of March 1, 2006 with respect to the beneficial ownership of Common Stock by (i) each Director and nominee for Director of the Company, (ii) each of the current executive officers of the Company named in the Summary Compensation Table, and (iii) all Directors and executive officers of the Company as a group (including the named individuals). Unless otherwise noted, the persons as to whom the information is given had sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares of Common Stock shown as beneficially owned.
BENEFICIAL OWNERSHIP TABLE

	Shares of Common
	Stock Beneficially
Name	Owned(1)(2)(3)	Percent

Fred A. Arcuri	56,595	*
Bill M. DeMuth	56,295	*
Kirk C. Doyle(4)	119,262	*
Guy R. Gibson(5)	36,089	*
Philip A. Grybas	8,602	*
Jay B. Kinder	77,728	*
Robert D. Kittredge	3,017	*
Steven C. Oldham	7,646	*
John R. Roberts III	19,565	*
Brian H. Strom(6)	172,557	*
Timothy D. Taron(7)	16,846	*
Roger J. Valine	4,368	*
All Directors and Executive Officers as a group (17 persons including the named individuals above)	688,038	4.7%

*	Less than 1.0%

(1)	For the following individuals, the number of shares listed includes interests in shares held in the SureWest KSOP: Mr. Arcuri — 2,909 shares; Mr. DeMuth — 10,268 shares; Mr. Doyle — 1,434 shares; Mr. Grybas — 91 shares; Mr. Kinder — 17,193 shares; Mr. Strom — 4,905 shares; and all executive officers as a group — 46,431 shares.

(2)	Includes shares which the individuals shown have the right to acquire as of March 1, 2006, or within 60 days thereafter, pursuant to outstanding stock options as follows: Mr. Arcuri (and his spouse) — 39,650 shares; Mr. DeMuth — 33,500 shares; Mr. Doyle — 8,750 shares; Mr. Kinder — 44,000 shares; Mr. Roberts — 10,000 shares; Mr. Strom — 110,000 shares; Mr. Taron — 8,750 shares; and all directors and executive officers as a group — 308,150 shares.

(3)	Includes beneficial ownership of the following number of shares of Common Stock underlying restricted stock units (vested and unvested), as follows: Mr. Arcuri — 4,590 shares; Mr. DeMuth — 4,590 shares; Mr. Gibson — 1,646 shares; Mr. Kinder — 4,590 shares; Mr. Kittredge — 2,017 shares; Mr. Oldham — 1,646 shares; Mr. Roberts — 1,646 shares; Mr. Strom — 11,924 shares; Mr. Taron — 2,396 shares; Mr. Valine — 3,643 shares; and all directors and executive officers as a group — 51,976 shares.

(4)	Includes 20,496 shares held by Kirk C. Doyle as custodian for his children.

(5)	Includes 29,373 shares for which Mr. Gibson shares voting and investment power with his mother.

(6)	Includes 7,688 shares held in a trust of which Mr. Strom is a trustee.

(7)	Includes 500 shares held in the Taron Family Revocable Trust and 3,950 shares held by Mr. Taron’s retirement plan.

Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s Directors and executive officers, and persons who own more than ten percent of the Common Stock of the Company to file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Officers, directors and greater than ten-percent shareholders are required by the SEC’s regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).
      To the Company’s knowledge, during the fiscal year ended December 31, 2005, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were satisfied.
REPORT OF THE COMPENSATION COMMITTEE
      The Board of Directors has a Compensation Committee comprised of John R. Roberts III, who currently serves as Chairman, Guy R. Gibson and Timothy D. Taron, each of whom is a non-employee independent director. The Compensation Committee has the responsibility of reviewing and recommending a compensation program for the Company’s officers including the consideration of benefit issues generally, and is also responsible for compensation practices and policies for directors relating to Board and committee service. The Compensation Committee met ten times in 2005. Most meetings consist of extended sessions, and each member is actively engaged in the Committee’s discussions and deliberations. The Committee utilizes the services of outside compensation consultants, and also requests periodically that the Company’s human resources professionals obtain pertinent data for relevant evaluations and deliberations. The Committee met more frequently in 2005 than in prior years, in part as a result of the retirement of Brian H. Strom as President and Chief Executive Offer, and deliberations relating to the succession process which led ultimately to the selection of Steven C. Oldham to serve in that capacity effective January 1, 2006.
      As in prior years, the measures of performance used by the Compensation Committee in 2005 in connection with executive compensation included:

(i) operational goals, financial performance and the achievement of shareholder value, together with each officer’s individual effectiveness in reaching those goals and achieving desirable financial performance and shareholder value;

(ii) officer compensation at other telecommunications companies and at general industry companies; and

(iii) the individual’s level of responsibility, skill and authority relative to other positions within the Company and telecommunications and general industry companies.
      In order to assure that the Company is able to retain and attract executives for both the successful operation of its regulated business and the ongoing development of its non-regulated businesses, the Compensation Committee, as it has done in prior years, reviewed compensation and benefits information for both telecommunications and general industry companies. The Compensation Committee retained an independent consultant, Hewitt Associates LLC, to help evaluate certain compensation practices of the Company. Hewitt Associates is an internationally recognized firm of consultants and actuaries specializing in the design and administration of employee compensation and benefit programs. For 2005, Hewitt Associates provided specific information regarding the Company’s President and Chief Executive Officer and more generic information relating to executive compensation trends. In addition to the report of Hewitt Associates, in preparation for 2005 executive compensation deliberations, the Company generated an internal report for the benefit of the Compensation Committee in connection with the effort to assess the compensation levels of the Company’s executive officers, including those named in the Summary Compensation Table, in comparison to other telecommunications executives.
      For 2005, the report by Hewitt Associates with respect to the compensation of the President and Chief Executive Officer used a telecommunications peer group consisting of 22 companies selected based upon the following criteria: (i) domestically-based public companies; (ii) Standard Industrial Code

(SIC) classification; (iii) revenues generally between $90 million and $1 billion; and (iv) market capitalization between $100 million and $3 billion. The report prepared internally by the Company utilized the same peer companies used in the report of Hewitt Associates, expanded to include positions comparable to those of all of the Company’s executive officers. In addition, the internally generated report accumulated published survey data relating to executive compensation for telecommunications, technology and general industry companies.
      The Company’s existing executive compensation program consists primarily of three elements: base pay, performance bonus and awards under the 1999 Restricted Stock Bonus Plan and 2000 Equity Incentive Plan. In 2005, annual cash compensation to officers consisted of base salary and a performance bonus. Four of the five executive officers identified in the Summary Compensation Table did not receive an increase in base pay in 2005. Mr. Grybas received an approximate 10% increase in base salary to align his base salary with comparable positions at telecommunications and general industry companies. The performance bonus was dependent upon the satisfaction of recurring objectives, the officers’ contribution to the growth of existing businesses, and the officers’ contribution to strategic growth initiatives. The Company established performance bonus targets for each executive officer to permit total cash compensation (base pay plus performance bonus) to be comparable generally to the median amounts of total cash compensation for officers performing similar duties for the telecommunications peer group and general industry companies.
      For the President and Chief Executive Officer (Mr. Strom), and the two Vice Presidents and Chief Operating Officers identified in the Summary Compensation Table (Messrs. Arcuri and Kinder), 70% of the performance bonus was dependent upon the satisfaction of specific financial measurements, and 30% was dependent upon operational measurements. The performance bonus of Mr. Grybas (the Company’s Senior Vice President and Chief Financial Officer) was weighted 30% for financial measurements and 70% for operational measurements, and the performance bonus of Mr. DeMuth (the Company’s Vice President and Chief Technology Officer) was weighted 40% for financial measurements and 60% for operational measurements.
      The financial measurements considered in connection with the performance bonus included the Company’s consolidated revenue growth, net income, EBITDA, and efficiency with respect to capital expenditures (only net income was considered for Messrs. Grybas and DeMuth). Operational measurements included a variety of factors including those related to delivery of the Company’s services including subscriber-related statistics, Sarbanes-Oxley Act internal controls effectiveness, and strategic development actions.
      The average of the total cash compensation paid to the executive officers named in the Summary Compensation Table in 2005 (other than for Mr. Strom, whose compensation is discussed below) was below the median amount paid to comparable officers of companies in the telecommunications peer group. In 2005, the executive officers identified in the Summary Compensation Table other than Mr. Strom, received percentages ranging from 87% to 99% of the target performance bonuses.
      In 2005, each of Messrs. Strom, Kinder, Arcuri and DeMuth received a long-term incentive restricted unit and restricted share grant in February and December 2005, respectively, which vest monthly and annually, respectively, over a four-year period (none of those four executive officers received a long-term incentive grant in 2004). The aggregate fair market values on the grant dates to Mr. Strom was $459,000, and $225,000 for each of the three Vice Presidents named above. Mr. Grybas received the December 2005 grant with a value of $125,000 (he had received a 2004 long-term incentive grant concurrently with the commencement of his employment in October 2004). The total direct pay to each of the named executive officers consisted of their cash compensation (base salary and performance bonus) and the value of the 2005 long-term incentive grants or grants. The total direct pay to Mr. Kinder approximated the median amount paid to comparable officers of companies in the telecommunications peer group, while the total direct pay for Messrs. Arcuri and Grybas were below the median amounts, and the total direct pay for Mr. DeMuth approximated the 75th percentile of amounts paid to comparable officers.
      The 2005 compensation paid to Brian H. Strom, President and Chief Executive Officer, was comprised substantially of base salary, the performance bonus and the value of the long-term incentive grants. The salary and bonus were established taking into consideration the criteria and policies described above. Mr. Strom’s base salary in 2005 was identical to his base salaries in 2004 and 2003. Mr. Strom received a performance bonus for 2005. The Compensation Committee, in establishing the performance bonus, considered the financial performance of the company, specifically the consolidated financial measurements described above, the Company’s continued technological advancements including the roll-out and delivery of various Company services and the continued integration of business units and coordination of business functions, Sarbanes-Oxley Act internal controls effectiveness, and strategic development measures including industry leadership and community involvement. Mr. Strom received 90% of his target performance bonus for 2005.
      Both the cash compensation paid to Mr. Strom in 2005 and the total compensation (cash compensation and long-term incentives) were between the median and 75th percentile amounts of respective amounts paid to the chief executive officers of the companies in the telecommunications peer group.
      Mr. Strom retired as President and Chief Executive Officer effective December 31, 2005, but continues as an employee until March 31, 2006, and as a consultant to the Company for the one-year period beginning April 1, 2006. As an employee, Mr. Strom is paid $20,000 per month. During the one-year consulting period, Mr. Strom will be paid $10,000 per month, and the Company will pay on his behalf the amount of any health coverage continuation payments under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”).
      The long-term incentive grants to Mr. Strom will continue to vest during the term of his consulting period and thereafter provided that (i) he does not render services for any organization or engage in any business which directly or indirectly competes with or is in conflict with the interest of the Company, and (ii) he is available to render advising or consulting services to the Company as reasonably requested.
      The compensation peer group consisted of 22 companies, all of which are engaged in the telecommunications industry in general. 1 of the 22 companies whose compensation policies were considered is among the 20 companies now constituting the Dow Jones US Telecommunications Index.
      Commencing with the 2004 fiscal year, and in furtherance of a recommendation endorsed by the Board of Directors, cash and related bonuses for a particular fiscal year were not determined for and paid to executive officers in full until the financial results for the applicable fiscal year have been determined. This change in practice results from the conclusion of the Board of Directors that such bonuses, to the extent related to or impacted by financial performance or metrics, should be determined based on audited results.

Compensation Committee,

John R. Roberts III, Chairman
Guy R. Gibson
Timothy D. Taron

Summary Compensation Table
      The following table sets forth the executive compensation paid to the Company’s Chief Executive Officer and the four remaining most highly paid executive officers at the end of 2005, and their compensation from the Company for the years ended December 31, 2005, 2004 and 2003.

					Long-Term Compensation
		Annual Compensation
					Restricted	Securities
				Other Annual	Stock	Underlying	All Other
		Salary	Bonus	Compensation(1)	Awards(2)	Options/SARs	Compensation(3)
Name and Principal Position	Year	$	$	$	$	(#)	$

Brian H. Strom(4)	2005	375,003	339,000	2,825	458,790	—	12,600
President and Chief	2004	375,003	112,500	2,825	—	—	12,300
Executive Officer	2003	375,108	210,000	2,825	322,853	—	12,000
Jay B. Kinder(5)	2005	224,994	69,800	2,215	224,612	—	63,231
Senior Vice President	2004	224,994	49,000	2,050	—	—	12,300
and Chief Operating	2003	225,474	60,000	3,921	118,001	—	12,000
Officer — SureWest Telephone and SureWest Directories
Fred A. Arcuri(6)	2005	190,008	78,300	640	224,612	—	12,600
Senior Vice President and	2004	190,008	35,000	575	—	—	12,300
Chief Operating Officer	2003	185,475	40,000	2,889	114,701	—	12,000
Philip A. Grybas(7)	2005	219,367	49,550	1,265	125,031	—	12,600
Senior Vice President and	2004	42,308	15,000	215	129,272	—	—
Chief Financial Officer	2003	—	—	—	—	—	—
Bill M. DeMuth	2005	180,003	66,640	1,120	224,612	—	12,600
Vice President and	2004	180,003	42,000	1,010	—	—	12,300
Chief Technology Officer	2003	175,410	50,000	6,201	104,896	—	12,000

(1)	Other annual compensation consists of gross-up payments to officers and other employees for tax liability incurred in connection with imputed premiums in respect of life insurance coverage in excess of $50,000 and taxable automobile allowance payments.

(2)	The amounts disclosed in this column for 2005 reflect the dollar values of a restricted unit (each unit is convertible into one share) and restricted share grant in February and December, 2005, respectively, to each of Messrs. Strom, Kinder, Arcuri and DeMuth under the 2000 Equity Incentive Plan. Mr. Grybas received the December 2005 restricted share grant. No restricted shares or units were granted in 2004 other than to Mr. Grybas upon the commencement of his employment. The amounts disclosed in this column for 2003 reflect the dollar values of restricted shares granted as a result of the attainment of certain performance measures under individual agreements with the respective executive officer under the 1999 Restricted Stock Bonus Plan and a grant under the 2000 Equity Incentive Plan. The total number of restricted shares or units held by the named officers and their aggregate market value at December 31, 2005 were as follows: Brian H. Strom, 24,337 shares valued at $641,767; Jay B. Kinder, 11,567 shares valued at $305,022; Fred A. Arcuri, 10,801 shares valued at $284,822; Philip A. Grybas, 7,604 shares valued at $200,517, and Bill M. DeMuth, 10,673 shares valued at $281,447. Dividends are paid on the restricted shares in the same amount and at the same time as dividends paid to all other owners of Common Stock. On each date that the Company pays a cash dividend, a holder of restricted units is entitled to additional units equal to the number of restricted stock units held multiplied by the dollar amount of the cash dividend paid per share, and divided by the fair market value of a share on the date of the cash dividend payment.

(3)	Reflects employer contributions to the SureWest KSOP (the Company’s qualified 401(k) plan) and, for Jay B. Kinder, payments made to him resulting from his retirement consistent with that paid to all employees including two weeks’ additional salary ($8,653) and payment for accrued but unused personal time off (PTO) days ($42,978).

(4)	Brian H. Strom retired as President and Chief Executive Officer of the Company effective December 31, 2005 and continues as an employee until March 31, 2006.

(5)	Jay B. Kinder retired from the Company effective December 31, 2005.

(6)	Fred A. Arcuri served in 2005 as Senior Vice President and Chief Operating Officer-SureWest Broadband, and was promoted to his current position in January 2006.

(7)	Philip A. Grybas commenced employment with the Company effective October 4, 2004.
Employment Agreement with Steven C. Oldham
      The Company entered into an employment agreement with Steven C. Oldham as of December 15, 2005, the terms of which are set for the below.

Position	President and Chief Executive Officer.
Term of Agreement	At-will employment. Employment may be terminated by Mr. Oldham or the Company. The agreement will end on December 31, 2008.
Board of Directors	Mr. Oldham will be nominated as a member of the Board during each year of his employment. Following his termination, he will be deemed to have resigned from the Board.
Salary	$350,000 base salary.
Bonus	Beginning with the 2006 fiscal year, the target annual bonus will be $150,000.
Long-Term Incentive	For the 2005 fiscal year, and each additional year of the term of the Agreement, Mr. Oldham will receive a long-term incentive restricted unit grant or grants with a value of $300,000, vesting at the rate of 25% per year from the time of the award.
Benefits	Mr. Oldham is eligible to participate in the Company’s employee benefit plans, policies and arrangements applicable to all executive officers.
Perquisites	Mr. Oldham is eligible for Company perquisites on at least the same level as other executive officers.
Time-Off	Mr. Oldham will receive paid time off in accordance with Company policy for all executive officers.
Relocation Benefits	Mr. Oldham received a non-refundable relocation allowance of $100,000.
Severance	If Mr. Oldham is terminated without cause, he shall receive one year of base salary plus a prorated portion of his target annual incentive for the fiscal year in which the termination occurs.
Indemnification	Mr. Oldham shall be provided indemnification to the maximum extent permissible by the Company’s Bylaws and Articles of Incorporation, including, if applicable, directors and officers insurance policies, and on terms no less favorable than to any other Company executive officer or director.
Arbitration	All disputes arising out of Mr. Oldham’s employment, including the termination thereof, or his compensation or benefits shall be resolved through binding arbitration.
Consulting Agreement with Brian H. Strom
      The Company and Brian H. Strom are parties to an agreement dated December 15, 2005 in contemplation of Mr. Strom’s retirement as President and Chief Executive Officer on December 31, 2005.

The agreement provides for his continued service as an employee of the Company between January 1, 2006 and March 31, 2006, and as a consultant to the Company for the one-year period beginning April 1, 2006. As an employee, Mr. Strom is paid $20,000 per month. During the one-year consulting period, Mr. Strom will be paid $10,000 per month, and the Company will pay on his behalf the amount of any COBRA payments.
Change in Control Agreements
      The Company has entered into change in control agreements with each of the individuals named in the Summary Compensation Table. Mr. Oldham’s agreement is in effect during his employment by the Company. The other agreements are in effect until December 31, 2006, and automatically extend for one-year terms unless the Company provides a notice of termination by November 30 of this year or each extended term. A “change in control of the Company” generally means (i) the acquisition by a third party of 20% or more of the Company’s common stock, (ii) a merger or consolidation of the Company in which the Company does not survive as an independent public company, or (iii) a partial or complete liquidation of the business for which the executive’s services are performed. For payments to be owed to an executive officer, there must be a change in control of the Company and a “constructive termination” of the executive’s employment (meaning generally a decrease in compensation, a reduction in job responsibility or a geographical relocation). If there is a change in control of the Company, and a subsequent constructive termination, the executive is entitled to a severance benefit equal to two times (three times for Mr. Oldham) the sum of his annual compensation and benefits received in the period prior to the separation, and the continuation of insurance and medical benefits for the executive and his family for two years (three years for Mr. Oldham).
Pension Plan and SERP
      The Company has a qualified defined benefit pension plan in which certain employees are eligible to participate substantially concurrently with the commencement of employment (“Pension Plan”), as well as a supplemental non-qualified and unfunded supplemental executive retirement plan (“SERP”). The SERP provides benefits that would otherwise be denied participants by reason of certain Internal Revenue Code limitations on qualified plan benefits, based on remuneration that is covered under the plans and years of service with the Company. Benefits under the plans are a function of a participant’s years of service with the Company and the employee’s average annual compensation during the period of the five consecutive years in the last ten years of credited service in which annual compensation was the largest. The monthly retirement benefit payable under the plans will be adjusted on the basis of actuarial equivalents for a joint and survivor benefit and for optional forms of benefit, such as the early retirement benefit. Benefits become fully vested at age 65 or on the completion of 5 years of service, whichever first occurs, and are not subject to any deduction for Social Security or other offset amounts.
      While the Company may terminate the plans at any time, such termination will not deprive any participant or beneficiary of any vested accrued benefits under the plans.
      Since the Pension Plan is a defined benefit plan, funding is determined with respect to participants as a group and costs cannot be readily allocated to any individual participant. The ratio of 2005 plan contributions to estimated total covered compensation was .6%. Estimated total covered compensation has been determined by increasing the total base annual rate of compensation of plan participants at January 1, 2005 by 5.0%. Brian H. Strom is entitled to benefits under the Pension Plan and the SERP and Jay B. Kinder, Fred A. Arcuri, Philip A. Grybas and Bill M. DeMuth under the Pension Plan, and at December 31, 2005, were credited with 16, 42, 30, 1 and 29 years of service, respectively, under the plans. Steven C. Oldham is entitled to benefits under the Pension Plan, and began accruing credited service on December 15, 2005. The compensation covered by the Pension Plan and the SERP for each participant is substantially similar to the sum of the salary, bonus and other annual compensation reported above for each executive officer. Covered compensation for officers not included in the SERP is limited to $210,000 with the annual benefit limited accordingly. The table below illustrates approximate annual benefits payable under the plans to employees hired by the Company before 2004 (which includes Messrs. Strom, Kinder, Arcuri and DeMuth) for the ranges of pay and periods of service indicated, assuming retirement at age 65 in 2006. Effective January 1, 2004, the Company modified the Pension Plan to reduce the benefits payable to participants who commenced employment on or after January 1, 2004. Messrs. Oldham and Grybas both began employment after that date, and will not be vested until the completion of five years of service.

Highest Consecutive	Estimated Annual Pension for Representative Years of Service
Five-Year Average
Compensation	15	20	25	30	35	40

$150,000	$39,375	$52,500	$65,625	$78,750	$91,875	$105,000
200,000	52,500	70,000	87,500	105,000	122,500	140,000
250,000	65,625	87,500	109,375	131,250	153,125	175,000
300,000	78,750	105,000	131,250	157,500	183,750	210,000
350,000	91,875	122,500	153,125	183,750	214,375	245,000
400,000	105,000	140,000	175,000	210,000	245,000	280,000
450,000	118,125	157,500	196,875	236,250	275,625	315,000
550,000	144,375	192,500	240,625	288,750	336,875	385,000
650,000	170,625	227,500	284,375	341,250	398,125	455,000
Option Grants in Last Fiscal Year
      The Company did not make any option grants nor grant any stock appreciation rights during 2005 to the officers named in the Summary Compensation Table.
Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values
      The following table shows aggregate exercises of options to purchase the Company’s Common Stock in the year ended December 31, 2005, by the officers named in the Summary Compensation Table and the value of each of such officer’s unexercised options at December 31, 2005.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options as		In-the-Money Options at
	Shares		Fiscal Year-End (#)		Fiscal Year-End ($)(1)
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Brian H. Strom	0	0	110,000	—	$—	$—
Jay B. Kinder	0	0	44,000	—	$—	$—
Fred A. Arcuri	0	0	39,500	—	$—	$—
Philip A. Grybas	0	0	0	—	$—	$—
Bill M. DeMuth	0	0	33,500	—	$—	$—

(1)	None of the officers named in the Summary Compensation Table had unexercised in-the-money options at December 31, 2005 based upon the closing market price of Company Common Stock on that date.

REPORT OF THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS
      The Audit Committee of the Board of Directors of the Company is responsible for oversight of the Company’s financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations. All of the members of the Audit Committee are independent (as defined in the listing standards of the National Association of Securities Dealers and applicable federal regulations). The Audit Committee is governed by a written charter approved by the Board of Directors, and which is attached as Appendix A.
      The Company’s management has primary responsibility for preparing the financial statements and establishing the Company’s financial reporting process and internal control over financial reporting. Company management is also responsible for its assessment of the effectiveness of internal control over financial reporting. The Company’s independent registered public accounting firm, Ernst & Young LLP, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with U.S. generally accepted accounting principles. The independent registered public accounting firm is also responsible for issuing a report on management’s assessment and the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibilities include oversight of these processes. As part of its responsibilities, the Audit Committee meets with the Company’s Chief Financial Officer, Controller, and Internal Auditor, and the independent registered public accounting firm with and without management present, to discuss the adequacy and effectiveness of the Company’s internal control and the quality of the financial reporting process.
      In this context, the Audit Committee hereby reports as follows:

1. The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management and considered management’s view that the financial statements present fairly, in all material respects, the financial condition and results of operations of the Company.

2. The Audit Committee has discussed with the independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 89 and No. 90, Audit Adjustments and Audit Committee Communications, respectively, and Rule 2-07 of Regulation S-X, Communications with Audit Committees.

3. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees and has discussed with the independent registered public accounting firm their independence.

4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors of the Company, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the Securities and Exchange Commission.

5. The Audit Committee has established a policy of requiring its review and approval of all audit services and permitted non-audit services to be performed by the Company’s independent registered public accounting firm. The policy permits the Audit Committee to delegate pre-approval authority to one or more Audit Committee members.

Audit Committee,

Robert D. Kittredge, Chairman
John R. Roberts III
Roger J. Valine

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      Carol Arcuri, wife of Fred A. Arcuri, Senior Vice President and Chief Operating Officer, has been employed by the Company since 1986, and currently serves as a Payroll Administrator in the Company’s Human Resources Department. Ms. Arcuri received aggregate compensation of $48,998 (including salary, performance awards, and Company matching retirement contributions) for her services with the Company during 2005.
      Beginning January 1, 2005, the Company’s employees are covered under an eye care benefit plan from Vision Service Plan (VSP), of which Roger J. Valine, a member of the Company’s Board of Directors, is a director and executive officer. Negotiations regarding the benefit plan were completed before Mr. Valine was elected to the Company’s Board of Directors and without his involvement or knowledge. The Company’s payments to VSP were approximately $11,000 in 2006.
PERFORMANCE GRAPH
      The following graph shows a five-year comparison of cumulative total shareholder return of the Company’s Common Stock (assuming dividend reinvestment) with the Dow Jones US Telecommunications Index (a published index which includes 20 telecommunications companies) and the Russell 2000(R) Index. The comparison of total return on investment (change in year-end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested on December 31, 2000 respectively in each of SureWest Communications, the Dow Jones US Telecommunications Index and the Russell 2000(R) Index. The stock performance shown on the graphs below is not necessarily indicative of future price performance.
COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
Among SureWest Communications,
DJ US Telecommunications and Russell 2000(R)

	2000	2001	2002	2003	2004	2005

SureWest Communications	$100	$125	$97	$109	$79	$77

Russell 2000(R) Index	$100	$102	$81	$120	$142	$148

DJ US Telecommunications Index	$100	$87	$57	$61	$73	$70

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      Ernst & Young LLP, engaged by the Company since 1960, has been selected by the Company as its independent registered public accounting firm for the current year. A representative of Ernst & Young LLP is expected to be present at the meeting to be available to respond to appropriate questions and will have the opportunity to make a statement if such representative desires to do so.
      The following table sets forth the aggregate fees, including reimbursement of expenses, billed by Ernst & Young LLP to the Company for:

(i) Audit Fees in connection with the audit of the Company’s annual financial statements and internal control over financial reporting; the review of financial statements in the Company’s Quarterly Reports on Form 10-Q; SEC and other regulatory filings; and accounting consultations;

(ii) Audit Related Fees consisted principally of audits of employee benefit plans and other audit-related professional services;

(iii) Tax Fees for tax compliance and advice; and

(iv) All Other Fees consisted of professional and legal fees related to the Company’s treasury investigation.

	2005	2004

Audit Fees	$2,740,000	$4,145,000
Audit-Related Fees	$2,500	$77,000
Tax Fees	$158,000	$126,000
All Other Fees	$190,000	—

Engagement of the Independent Registered Public Accounting Firm
      The Audit Committee is responsible for approving every engagement of the Company’s independent registered public accounting firm to perform audit or non-audit services on behalf of the Company or its subsidiaries before the auditors are engaged to perform such services and all fees for such services described above were approved pursuant to such policy. The Audit Committee may delegate authority to its Chairman or subcommittees of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions made under delegation of authority are presented to the Audit Committee at its next scheduled meeting. None of the engagements of the Company’s independent registered public accounting firm has made use of the de minimus exception to the requirement of pre-approval required by the SEC regulations.
COST OF SOLICITATION
      The total cost of preparing, assembling and mailing the proxy statement, the form of proxy, any additional material intended to be furnished to shareholders concurrently with the proxy statement, and any additional material relating to the same meeting or subject matter furnished to shareholders subsequent to the furnishing of the proxy statement, will be borne by the Company. The Company will, upon request, reimburse brokers and other nominees for costs incurred by them in mailing the proxy statement, the form of proxy and any additional material intended to be furnished to shareholders concurrently with the proxy statement to beneficial owners. In addition, officers and regular employees may solicit proxies by telephone or in person.
OTHER MATTERS
      As of this date, there are no other matters the management intends to present or has reason to believe others will present to the meeting. If other matters now unknown to the management come before the meeting, those who shall act as proxies will vote in accordance with their best judgment.

SUBMISSION OF SHAREHOLDER PROPOSALS
      Proposals of shareholders intended to be presented at the 2007 Annual Meeting must be received by the Company not later than November 30, 2006 to be considered for inclusion in the Company’s Proxy Statement.

By Order of the Board of Directors

KIRK C. DOYLE
Chairman of the Board
Roseville, California,
March 28, 2006.

Appendix A
AUDIT COMMITTEE CHARTER
Statement of Purpose
      The Audit Committee of SureWest Communications (“Company”) shall provide assistance to the Board of Directors (“Board”) in the general oversight of corporate accounting, financial reporting practices of the Company, the quality and integrity of the financial reports of the Company, and the Company’s internal controls and procedures designed to promote compliance with accounting standards and applicable laws and regulations. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent registered public accounting firm, the internal auditors, and the financial management of the corporation.
      The Audit Committee is not responsible for planning or conducting the audit or determining whether the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Such activities are the responsibility of management and the Company’s independent registered public accounting firm. The Audit Committee does not itself prepare financial statements or perform audits or auditing services, and its members are not auditors, certifiers of the Company’s financial statements or guarantors of the reports of the Company’s independent registered public accounting firm.
      The Audit Committee has authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties, and the Audit Committee shall receive appropriate funding, as determined by the Audit Committee, from the Company for payment of compensation to the outside legal, accounting or other advisors employed by the Audit Committee.
Organization and Structure
      The Audit Committee shall be composed of at least three directors determined by the Board to meet the independence requirements of The NASDAQ Stock Market, Inc. Appointment to the Audit Committee, including the designation of the Chair and the designation of any committee members as “audit committee financial experts” shall be made on an annual basis by the full Board upon recommendation of the Nominating and Governance Committee. The Audit Committee shall be supported by the Company’s Chief Financial Officer and Controller.
      Meetings of the Audit Committee shall be held at such times and places, but not less than four times per year, as the Audit Committee shall determine, including by written consent. When necessary, the Audit Committee shall meet in executive session outside of the presence of any executive officer of the Company. The Chair of the Audit Committee shall report on activities of the Audit Committee to the full Board.
Responsibilities
      In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.
      In carrying out these responsibilities, the Audit Committee will:

•	Appoint the independent registered public accounting firm to be employed by the corporation to audit the consolidated financial statements of the Company for the ensuing year, and be directly responsible for the compensation and oversight of the work of the independent registered public accounting firm, and shall have full authority for replacement. The independent registered public accounting firm shall report directly to the Audit Committee.

•	Preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent registered public accounting firm,

subject to the diminimis exceptions for non-audit services described in the Securities Exchange Act of 1934, as amended, which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may delegate authority to its Chair or subcommittees of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that the decisions of the Chair or such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

•	Meet with the independent registered public accounting firm and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof, review such audit, including any comments or recommendations of the independent registered public accounting firm.

•	Review and discuss with the independent registered public accounting firm its annual written statement delineating all relationships or services between the independent registered public accounting firm and the Company, or any other relationships or services that may impact its objectivity and independence.

•	Review with management and the independent registered public accounting firm the Company’s annual audited and quarterly financial statements, including the Company’s disclosures in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and review with management and the independent registered public accounting firm:

(i) the results of the audit and the opinion on the annual financial statements;

(ii) the judgments of the independent registered public accounting firm on the quality and consistent application of the Company’s accounting principles, the reasonableness of significant judgments, clarity of disclosures and underlying estimates in the financial statements;

(iii) changes in accounting principles or application thereof, significant judgment areas, and significant and complex transactions;

(iv) the effectiveness and adequacy of the Company’s internal auditing; and

(v) any disagreements between management and the independent registered public accounting firm, about matters that individually or in the aggregate could be significant to the Company’s financial statements or the report of the independent registered public accounting firm, and any serious difficulties the independent registered public accounting firm encountered in dealing with management related to the performance of the audit and management’s response.

•	Recommend to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K.

•	Discuss each of the Company’s earnings press releases with management and the independent registered public accounting firm prior to its issuance, as well as corporate policies with respect to the disclosure of financial information. In particular, the Committee shall periodically review with management and the independent registered public accounting firm the type of presentation and information to be included in the Company’s earnings press releases and, to the extent applicable, earnings guidance provided to analysts and ratings agencies.

•	Provide sufficient opportunity for the independent registered public accounting firm to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the evaluation of the Company’s financial, accounting, and auditing personnel, and the cooperation that the independent registered public accounting firm received during the course of the audit.

•	Review and report to the Board the propriety and ethical implications of any transactions, as reported or disclosed to the Committee by the independent registered public accounting firm, employees, officers, members of the Board or otherwise, between (a) the Company and (b) any employee, officer or member of the Board of the Company or any affiliates of the foregoing.

•	Review accounting and financial human resources and succession planning within the Company.

•	At least annually, obtain from and review a report by the independent registered public accounting firm describing (i) its internal quality control procedures, and (ii) any material issues raised by the most recent internal quality control review, or peer review, or by any professional inquiry or investigation within the preceding five years regarding any audit performed by the independent registered public accounting firm, and any steps taken to deal with any such issues.

•	Review the adequacy and effectiveness of the Company’s disclosure controls and procedures.

•	Review the adequacy and effectiveness of the Company’s internal controls, including any significant deficiencies in such controls and significant changes or material weaknesses in such controls reported by the independent registered public accounting firm, internal auditors or management, and any fraud, whether or not material, that involves management or other Company employees who have a significant role in such controls.

•	Review with the Director of Internal Audit the scope, qualifications, resources, activities and effectiveness of the internal audit function, and approve the appointment, replacement or dismissal of the Director of Internal Audit.

•	Review and approve all related-party transactions (as defined in the relevant NASDAQ requirements).

•	Submit, or cause to be submitted, the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

•	Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, doing so is appropriate.
QLCC Responsibilities
      The Board has designated the Audit Committee as a qualified legal compliance committee (“QLCC”). In carrying out its responsibilities as a QLCC, the Audit Committee will:

•	Establish written procedures (the current form of which are attached as Appendix A hereto) for the confidential receipt, retention and consideration of evidence of a material violation of an applicable United States federal or state securities law, a material breach of fiduciary duty arising under United States federal or state law, or a similar material violation of any United States federal or state law by the corporation or by any officer, director, employee or agent of the corporation (each, a “Material Violation”) that is reported to the Committee by the corporation’s chief legal officer (or the equivalent thereof) or other legal advisors.

•	To the extent required by any regulatory body, inform the corporation’s chief legal officer and chief executive officer (or the equivalents thereof) of any report of evidence of a Material Violation that is reported to the Committee by the corporation’s chief legal officer (or the equivalent thereof) or other legal advisor.

•	Determine whether an investigation is necessary regarding any report of evidence of a Material Violation that is reported to the Committee by the corporation’s chief legal officer (or the equivalent thereof) or other legal advisors.

•	If the Committee determines an investigation is necessary or appropriate: (i) notify the full Board; (ii) initiate an investigation, which may be conducted either by the chief legal officer (or the equivalent thereof) or by outside attorneys; and (iii) retain such additional expert personnel as the Committee deems necessary. At the conclusion of any such investigation: (i) recommend, by majority vote, that the corporation implement an appropriate response to evidence of a Material Violation; and (ii) inform the chief legal officer and the chief executive officer (or the equivalents thereof) and the Board of the results of any such investigation and the appropriate remedial measures to be adopted.

•	Acting by majority vote, take all other appropriate actions to respond to evidence of a Material Violation that is reported to the Committee by the corporation’s chief legal officer (or the equivalent thereof) or other legal advisors.
(Revised December 2005)

Appendix A to Audit Committee Charter
QLCC Procedures
      In order to facilitate the Audit committee’s confidential receipt, retention and consideration of reports of Material Violations (each, a “Report”), the Audit Committee has established the following procedures:

(1) Any Report shall be made in the first instance to the Chair of the Audit Committee by direct communication. If it is an exigent matter and the Chair is unavailable, then the attorney shall make the Report to another member of the Audit Committee.

(2) A reporting attorney must make sure that the person to whom he or she reports is expressly advised that the attorney is making a Report under the Audit Committee Charter.

(3) The Audit Committee shall send a written acknowledgement of receipt of each oral or written report to the sender.

(4) The Chair shall convene a meeting of the Audit Committee promptly upon receipt of a Report. The Audit Committee shall review each Report and determine whether an investigation is necessary or desirable in connection with the matters addressed in the Report. The Audit Committee shall keep minutes of each of its meetings conducted as a QLCC.

(5) The Audit Committee may consult with appropriate officers of the Company, including the chief legal officer, or retain outside counsel or experts in connection with its determination as to whether to commence an investigation in connection with a Report. The Audit Committee may rely on the chief legal officer or his or her designee to perform a preliminary investigation and advise the Audit Committee as to whether further investigation is required.

(6) The Committee shall retain a log of all Reports, tracking their receipt, investigation and resolution, and advise the Board of these Reports.

(7) The Audit Committee shall take appropriate measures so that, to the maximum extent possible, consistent with its obligations, the Company’s legal privileges are protected in connection with the Audit Committee’s activities.

(8) The Audit Committee shall maintain confidentiality in its activities to the maximum extent possible consistent with performing a full and fair investigation. The Audit Committee shall maintain all documents received or reviewed by it in accordance with the Company’s document retention policy.

VOTE BY TELEPHONE OR INTERNET
QUICK***EASY***IMMEDIATE
SUREWEST COMMUNICATIONS
*	You can now vote your shares electronically through the Internet or the telephone.

*	This eliminates the need to return the proxy card.

*	Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.
TO VOTE YOUR PROXY BY INTERNET
www.continentalstock.com
Have your proxy card in hand when you access the above web site. You will be prompted to enter the company ID, proxy number and account number to create an electronic ballot. Follow the prompts to vote your shares.
TO VOTE YOUR PROXY BY MAIL
Mark, sign and date your proxy card above, detach it and return it in the postage-paid envelope provided.
TO VOTE YOUR PROXY BY PHONE
1-866-894-0537
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter the company number, proxy number and account number. Follow the voting instructions to vote your shares.
PLEASE DO NOT RETURN THE ABOVE CARD IF VOTED
ELECTRONICALLY OR BY PHONE
FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY BY MAIL

Please	☑
mark
your
votes
like this
THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
The Board of Directors recommends a vote FOR Item 1

WITHHOLD
ITEM 1-ELECTION OF DIRECTORS	FOR	FOR ALL
Nominees: 01 Kirk C. Doyle, 02 Steven C. Oldham,
03 John R. Roberts III, 04 Timothy D. Taron,
05 Guy R. Gibson, 06 Roger J. Valine,	☐	☐
07 Robert D. Kittredge
WITHHELD FOR: (Write that nominee’s name in the space provided below)
ITEM 2-OTHER BUSINESS

IF YOU WISH TO VOTE
ELECTRONICALLY
PLEASE READ THE INSTRUCTIONS
ABOVE
COMPANY NUMBER:
PROXY NUMBER:
ACCOUNT NUMBER:

Signature	Signature	Date

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE
PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
SUREWEST COMMUNICATIONS
     The undersigned hereby appoints Kirk C. Doyle, Steven C. Oldham, John R. Roberts III, Timothy D. Taron, Guy R. Gibson, Roger J. Valine and Robert D. Kittredge as proxies, with power to act without the other and with power of substitution, hereby authorizes them to represent and vote, as designated on the other side all shares of stock of SureWest Communications standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders of the Company to be held on May 9, 2006 or any adjournment thereof.
(Continued, and to be marked, dated and signed, on the other side)